Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Dominion Resources, Inc. and the effectiveness of Dominion Resources, Inc.’s internal control over financial reporting dated February 27, 2014, appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

May 7, 2014
Richmond, Virginia